U.S. GOLD CORPORATION AND
US GOLD CANADIAN ACQUISITION CORPORATION
Offer To Purchase All
Outstanding Common Shares
of
WHITE KNIGHT RESOURCES LTD.
On the basis of 0.35 of an exchangeable share
of
US Gold Canadian Acquisition Corporation
for each White Knight
common share

Pursuant to the Prospectus dated February 12, 2007

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., VANCOUVER TIME, ON
FRIDAY, MARCH 23, 2007, UNLESS THE OFFER IS EXTENDED

February 12, 2007

To Our Clients:

Enclosed for your consideration are the prospectus dated February 12, 2007 (the “Prospectus”), and the related Letter of Acceptance and Transmittal in connection with the offer (the “Offer”) by U.S. Gold Corporation, a Colorado corporation (“U.S. Gold”), and its wholly-owned subsidiary, US Gold Canadian Acquisition Corporation, a corporation existing under the Business Corporations Act (Alberta) (“Canadian Exchange Co.” and together with U.S. Gold, the “Offerors”), to purchase all of the outstanding common shares (the “Shares”) of White Knight Resources Ltd. (“White Knight”), a corporation existing under the Business Corporations Act (British Columbia), upon the terms and subject to the condition of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Acceptance and Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Prospectus and the Letter of Acceptance and Transmittal.

Please note carefully the following:

1.	Under the Offer, each White Knight common share that is tendered in the Offer and accepted for purchase will be exchanged for 0.35 of an exchangeable share of Canadian Exchange Co. The exchangeable shares of Canadian Exchange Co. will be exchangeable for shares of common stock of U.S. Gold on a one-for-one basis and will have the rights, privileges, restrictions and conditions described in the Prospectus.

2.	The Offer will be open for acceptance until the expiry time, which is 5:00 p.m. (Vancouver time) on March 23, 2007, unless extended or withdrawn by the Company.

3.	The Offer is being made only for White Knight’s outstanding common shares and is not being made for any warrants, options or other securities that may entitle the holder to acquire common shares of White Knight. Any holder of these securities who wishes to accept the offer must exercise or convert those securities according to their terms and deposit the common shares received upon exercise or conversion in accordance with the procedures described in the Prospectus. Any such exercise or conversion must be sufficiently in advance of the expiry time to permit the common shares acquired on the exercise or conversion of those securities to be tendered in the Offer in accordance with these procedures.

4.	The offer is subject to certain conditions, each of which is set forth in the section entitled “The Offer — Conditions of the Offer” beginning on page 43 of the Prospectus.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

U.S. GOLD CORPORATION AND
US GOLD CANADIAN ACQUISITION CORPORATION
Offer To Purchase All
Outstanding Common Shares
of
WHITE KNIGHT RESOURCES LTD.
On the basis of 0.35 of an exchangeable share
of
US Gold Canadian Acquisition Corporation
for each White Knight
common share

Pursuant to the Prospectus dated February 12, 2007

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., VANCOUVER TIME, ON
FRIDAY, MARCH 23, 2007, UNLESS THE OFFER IS EXTENDED

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated February 12, 2007 (the “Prospectus”), and the related Letter of Acceptance and Transmittal, in connection with the offer (the “Offer”) by U.S. Gold Corporation, a Colorado corporation (“U.S. Gold”), and its wholly-owned subsidiary, US Gold Canadian Acquisition Corporation (“Canadian Exchange Co.” and together with U.S. Gold, the “Offerors”), a corporation existing under the Business Corporations Act (Alberta), to purchase all of the outstanding common shares (the “Shares”) of White Knight Resources Ltd. (“White Knight”), a corporation existing under the Business Corporations Act (British Columbia), in exchange for 0.35 of an exchangeable share of Canadian Exchange Co., upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Acceptance and Transmittal enclosed herewith. The exchangeable shares of Canadian Exchange Co. will be exchangeable for shares of common stock of U.S. Gold on a one-for-one basis and will have the rights, privileges, restrictions and conditions described in the Prospectus, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Offerors the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY: _ _ SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated: _ _, 2007

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